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                                                                   EXHIBIT 10.34

                        TAX AND EXPENSE SHARING AGREEMENT


         This Agreement (this "Agreement") is made and entered into as of this 12th day of March 2004, by and between SeaBright Insurance Holdings, Inc., a Delaware corporation ("Holdings"), and SeaBright Insurance Company, an Illinois insurance company ("Insurance Co."), and PointSure Insurance Services, Inc., a Washington corporation (each, a "Subsidiary," and collectively, the "Subsidiaries").

         WHEREAS, Holdings is the common parent of, and each Subsidiary is a member of, an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which files a consolidated federal income tax return and may be eligible to file a combined, consolidated or unitary group tax return under applicable state or local tax law (each a "Consolidated Return") (such group as constituted from time to time is hereinafter referred to as the "Holdings Group");

         WHEREAS, Holdings and the Subsidiaries agree that it would be mutually beneficial to provide for payments by the Subsidiaries to or at the direction of Holdings (or by or at the direction of Holdings to the Subsidiaries) in respect of federal, state and local corporate income and franchise taxes payable (or tax refunds receivable) by the Holdings Group;

         WHEREAS, Holdings does not own any assets other than the capital stock of its subsidiaries; and

         WHEREAS, the Subsidiaries will, from time to time, pay all tax preparation fees in connection with this Agreement and all accounting fees and expenses incurred in connection with the annual audit of the Holdings' consolidated financial statements incurred by Holdings on behalf of Holdings and each Subsidiary.

         NOW, THEREFORE, in consideration of their covenants, Holdings and the Subsidiaries hereby agree as follows:

         1. Consolidated Returns and Payment of Consolidated Tax Liability

         If Holdings files Consolidated Returns, so long as any Subsidiary is a member of the Holdings Group, it shall join in the filing by Holdings of each such Consolidated Return, and shall file such consents, elections and other documents as may be necessary or appropriate to carry out the purposes of this
Section 1. Holdings shall be responsible for paying or arranging for the payment of all federal, state and local income and franchise taxes for the Holdings Group to the Internal Revenue Service ("IRS") or the applicable state or local taxing authority, and shall be entitled, subject to the provisions of Section 3(c) below, to receive all refunds of such taxes. Holdings is hereby irrevocably constituted the exclusive agent and attorney-in-fact of the Holdings Group to file such Consolidated Returns, pay such taxes, and take any action reasonably necessary or appropriate in connection with the determination of the ultimate liability of the Holdings Group for such taxes, including, without limiting the generality of the foregoing, contesting the assessment of any deficiency, entering into any closing agreement, compromise or




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settlement, filing any amended return, and prosecuting any action for a refund, on behalf of the Holdings Group.

         2. Payments by Subsidiaries to Holdings in Respect of Subsidiaries' Tax Liability

         During each of Holdings' taxable years for which it files a Consolidated Return in which any Subsidiary is a member (a "Consolidated Return Year"), each Subsidiary will deposit with or at the direction of Holdings, no more than ten (10) days prior to or concurrent with the due date of each quarterly estimated tax payment of Holdings to the IRS (and any corresponding payment due to an applicable state or local tax authority), an amount established by the financial officers of Holdings and each such Subsidiary as appropriately reflecting the estimated tax (if any) which would be payable by each such Subsidiary on such date if it filed a separate tax return for such year. On or prior to the 30th day following the filing of any Holdings Group Consolidated Return for a Consolidated Return Year, with respect to each Subsidiary included in such return, payment shall be made by such Subsidiary to or at the direction of Holdings or by or at the direction of Holdings to such Subsidiary, as appropriate, to reflect the difference between the amounts paid by such Subsidiary to Holdings in respect of the estimated taxes for such Consolidated Return Year and the amount of tax which such Subsidiary would have paid for such Consolidated Return Year if it had filed a separate tax return for such year.

         3. Audit Adjustments and Other Matters

         (a) In the event a "determination" within the meaning of section 1313 of the Code (or any corresponding provision of state or local law) is reached which results in any adjustment to the tax returns of the Holdings Group or of any Subsidiary, the liabilities of Holdings and each of the Subsidiaries under Sections 1 and 2 above, including any applicable penalties and interest thereon, shall be redetermined to give effect to such adjustment. Payments made by Holdings and any of the Subsidiaries to reflect any such finally determined liabilities, including interest payable thereon measured from the date 120 days after the end of the year to which such adjustment relates, shall be made within 45 days after the determination causing such adjustment is reached.

         (b) If and to the extent that Holdings receives a tax refund for a Consolidated Return Year which is properly attributable to the tax attributes of a Subsidiary reflected in the Consolidated Return for such Consolidated Return Year, Holdings shall pay to such Subsidiary the amount of such tax refund within 45 days from the date that the tax return was filed.

         (c) All payments under this Agreement shall be in the form of cash or securities eligible for investment under the Illinois Insurance Code. If any payment required by this Agreement is not timely paid, interest shall accrue on the unpaid amount at the rate provided with respect to deficiencies under the Code or under any successor act.

         (d) The financial officers of each party affected by a particular calculation required under this Agreement will review such calculation and agree thereto. The final decision of such financial officers will control for financial reporting and for purposes of settlement between Holdings and any Subsidiary, unless otherwise determined by the respective Boards of Directors of Holdings and such Subsidiary.



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         (e) Holdings will have access to such books, records and papers of each of the Subsidiaries, and each of the Subsidiaries will have access to such books, records and papers of Holdings, as bear upon the calculations and determinations hereunder and each of the parties hereto has the right to participate in and be kept fully informed about IRS examinations, similar state or local examinations, and other administrative and judicial proceedings which could bear upon the amount of payments hereunder.

         (f) For purposes of this Agreement, the federal income tax liability which each member of the Holdings Group would incur if it were filing a separate return shall be determined in accordance with Treas. Reg. ss.1.1552-1(a)(1) as adjusted by the application of the "wait-and-see method" prescribed under Treas. Reg. ss.1.1502-33(d)(2). To the extent that any applicable state or local tax liability is determined under principles similar to the foregoing, this paragraph shall also apply for purposes of such state or local tax law.

         4. Term

         (a) This Agreement shall be effective as of September 30, 2003 and shall continue in effect, without amendment, until terminated or canceled as hereinafter provided. If terminated or canceled, the Agreement shall nevertheless continue to apply to all Consolidated Return Years and that part of any Consolidated Return Year ending prior to the date of cancellation or termination, including adjustments pursuant to Section 3 with respect to such years.

         (b) This Agreement may be canceled by Holdings as of the first day of any month with respect to any Subsidiary by giving such Subsidiary not less than 30 days' prior written notice of such cancellation.

         (c) This Agreement shall not terminate if any Subsidiary ceases to be included with Holdings in the same combined, consolidated or unitary federal, state or local income tax return or ceases to be a member of the Holdings Group; provided, however, that this Agreement shall cease to be effective as between such Subsidiary and Holdings for any taxable period of such Subsidiary beginning at or after such time.

         5. Expenses.

         The Subsidiaries shall pay all tax preparation fees in connection with this Agreement and all accounting fees and expenses incurred in connection with the annual audit of the Holdings' consolidated financial statements. These expenses shall be allocated among the Subsidiaries based on the percentage that each Subsidiary's total income for any fiscal year bears to the total income for all Subsidiaries for such fiscal year.

         6. General

         (a) This Agreement supersedes all prior agreements between Holdings and any one or more of the Subsidiaries pertaining to the subject matter of this Agreement.

         (b) Holdings and each Subsidiary agree that if any Subsidiary merges into, is consolidated with, or transfers substantially all its assets to another corporation, such surviving




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corporation shall succeed to the rights and obligations of such Subsidiary herein, and all covenants and agreements in this Agreement shall be binding upon, and shall inure to the benefit of, such surviving corporation (including the proviso to Section 4(c)).

         (c) The parties intend that this Agreement shall apply to all corporations which are or which may become members of the Holdings Group. Holdings and each Subsidiary agree that they will make every reasonable effort to ensure that any corporation that becomes a member of the Holdings Group agrees to be bound by the terms of this Agreement by executing and delivering to Holdings a counterpart of this Agreement.

         (d) Except as provided in (b) above, this Agreement may not be assigned by any party without the other parties' prior written consent.

         (e) The validity, interpretation and performance of this Agreement will be controlled by and construed under the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

         (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) All notices hereunder shall be in writing and shall be deemed to have been delivered if sent by registered or certified mail, postage prepaid, as follows:

                 If to Holdings:
                 --------------

                     SeaBright Insurance Holdings, Inc.
                     2101 4th Avenue, Suite 1600
                     Seattle, WA  98121
                     Attn:   Chairman
                     Telephone:   (206) 770-8300
                     Telecopy:    (206) 448-4442







                 If to the Subsidiaries:
                 ----------------------

                     SeaBright Insurance Company
                     2101 4th Avenue, Suite 1600
                     Seattle, WA  98121
                     Attn:   Chairman
                     Telephone:   (206) 770-8300
                     Telecopy:    (206) 448-4442

                     PointSure Insurance Services, Inc.
                     2101 4th Avenue, Suite 1600
                     Seattle, WA  98121
                     Attn:   Chairman
                     Telephone:   (206) 770-8300
                     Telecopy:    (206) 448-4442


                                    * * * * *



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above indicated.

                                  SEABRIGHT INSURANCE HOLDINGS, INC.


                                  By:      /s/  John G. Pasqualetto
                                      ------------------------------------------

                                  Its:     President
                                       -----------------------------------------


                                  SEABRIGHT INSURANCE COMPANY


                                  By:      /s/  Richard J. Gergasko
                                      ------------------------------------------

                                  Its:     Executive Vice President
                                       -----------------------------------------


                                  POINTSURE INSURANCE SERVICES, INC.


                                  By:      /s/  Chris A. Engstrom
                                      ------------------------------------------

                                  Its:     President
                                       -----------------------------------------